Exhibit 4.7

EXECUTION COPY

CERTIFICATE ISSUANCE ORDER

Floating Rate Asset Backed Certificates, Series 2004-A

The undersigned hereby certifies, pursuant to the Trust Agreement dated as of May 19, 2004 (the “Trust Agreement”), between Wholesale Auto Receivables Corporation, a Delaware corporation (the “Seller”), and Chase Manhattan Bank USA, National Association, a national banking association, as Owner Trustee (the “Owner Trustee”), that there has been established pursuant to and in conformity with resolutions duly adopted by the Board of Directors of the Seller, a class of Certificates to be issued under and in conformity with the Trust Agreement, which class of Certificates shall have the terms specified herein. Capitalized terms used and not otherwise defined herein shall have the meanings specified in Appendix 1 hereto or, if not defined therein, then shall have the meanings set forth in Part 1 of Appendix A to the Trust Sale and Servicing Agreement, dated as of May 19, 2004, among Superior Wholesale Inventory Financing Trust IX (the “Issuer”), the Seller and General Motors Acceptance Corporation (the “Trust Sale and Servicing Agreement”).

1.	Designation and Certificate Balance.

1.1	The designation of the class of Certificates is the Floating Rate Asset Backed Certificates, Class 2004-A (the “2004-A Certificates”). The 2004-A Certificates shall be in the form set forth in Exhibit A hereto. For the purposes of the Trust Agreement and the other Basic Documents, the 2004-A Certificates shall be a separate class of Certificates.

1.2	The Certificate Balance of the 2004-A Certificates to be authenticated and delivered pursuant to the Trust Agreement on the 2004-A Certificate Closing Date is $124,000,000.

1.3	The 2004-A Certificates shall be issued on the “2004-A Certificate Closing Date.”

2.	Denomination, Form, Book Entry Registration and Transfer Restrictions.

2.1	Denominations. The 2004-A Certificates (other than those initially issued to the Seller) will be issued and authorized in minimum denominations of $2,500,000 (or such other amount as the Seller may determine in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than $250,000) and in integral multiples of $1,000 in excess thereof.

2.2	2004-A Certificates. The 2004-A Certificates to be issued on the 2004-A Certificate Closing Date (other than those initially issued to the Seller) shall be issued as Book-Entry Certificates pursuant to Section 3.11 of the Trust Agreement and subject to the terms of the Certificates Depository Agreement attached hereto as Exhibit B.

2.3	Clearing Agency. The initial Clearing Agency for the 2004-A Certificates shall be DTC.

2.4	Definitive Certificates.

2.4.1	No Certificateholder other than the Seller shall receive a Definitive Certificate representing such Certificateholder’s interest in a 2004-A Certificate, except as provided in Section 3.13 of the Trust Agreement. If and to the extent Book-Entry Certificates have been issued with respect to any Certificates:

(a)	the provisions of this Section 2.4 shall be in full force and effect;

(b)	the Certificate Registrar and the Owner Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the distribution of Certificate Balance and interest on such Certificates and the giving of instructions or directions hereunder) as the sole Holder of such Certificates, and shall have no obligation to the Certificate Owners;

(c)	to the extent that the provisions of this Section 2.4 conflict with any other provisions of the Trust Agreement, the provisions of this Section 2.4 shall control;

(d)	the rights of the Certificateholders shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificateholders and the Clearing Agency and/or the Clearing Agency Participants and, unless and until Definitive Certificates are issued pursuant to Section 3.13 of the Trust Agreement, the initial Clearing Agency shall make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of Certificate Balance and interest on such Certificates to such Clearing Agency Participants; and

(e)	whenever the Trust Agreement (including this Certificate Issuance Order) requires or permits actions to be taken based upon instructions or directions of Holders of Certificates evidencing a specified percentage of the Voting Interests, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received written instructions to such effect from Certificateholders and/or Clearing Agency Participants owning or representing, respectively, such required percentage of Voting Interests and has delivered such instructions to the Owner Trustee.

2.4.2	In the event that Definitive Certificates are issued to the Holders of the 2004-A Certificates, such Definitive Certificates shall become void in their entirety unless presented for payment within a period of 10 years from the relevant date in respect thereof. After the date on which the Certificates becomes void in their entirety, no claim may be made in respect thereof. In this Section 2.4.2, the “relevant date” is the date on which a payment first becomes due or (if the full amount of the moneys payable has not been duly received by the Owner Trustee on or prior to such date) the date on which the full amount of such moneys having been so received, notice to that effect is duly given to the Holders of the 2004-A Certificates.

2.5	Authentication Agent; Certificates Registrar.

2.5.1	The initial Authentication Agent for the 2004-A Certificates will be JPMorgan Chase Bank.

2.5.2	The initial Certificates Registrar for the 2004-A Certificates will be JPMorgan Chase Bank.

2.6	Transfer Restrictions

2.6.1	The 2004-A Certificates (or interests therein) may not be acquired by or for the account of a Benefit Plan. By accepting and holding a Certificate (or interest therein), the Holder thereof and any related Certificate Owner shall each be deemed to have represented and warranted that it is not a Benefit Plan. The 2004-A Certificates are also subject to the minimum denomination specified in Section 3.4(a).

2.6.2	The 2004-A Certificates will not be registered under the Securities Act or the securities or blue sky laws of any other jurisdiction. Consequently, the 2004-A Certificates are not transferable other than pursuant to an exemption from the registration requirements of the Securities Act and satisfaction of certain other provisions specified herein. No sale, pledge or other transfer of the 2004-A Certificates (or interest therein) may be made by any Person unless either (i) such sale, pledge or other transfer is made to the Seller, (ii) so long as the 2004-A Certificates are eligible for resale pursuant to Rule 144A under the Securities Act, such sale, pledge or other transfer is made to a person whom the transferor reasonably believes after due inquiry is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act (a “Qualified Institutional Buyer”) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are Qualified Institutional Buyers) to whom notice is given that the sale, pledge or transfer is being made in reliance on Rule 144A under the Securities Act, or (iii) such sale, pledge or other transfer is otherwise made in a transaction exempt from the registration requirements of the Securities Act, in which case (A) the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Seller, and (B) the Owner Trustee shall require a written opinion of counsel (which will not be at the expense of the Seller or the Owner Trustee) satisfactory to the Seller and the Owner Trustee to the effect that such transfer will not violate the Securities Act. No sale, pledge or other transfer may be made to any one person for 2004-A Certificates with a face amount of less than $2,500,000 (or such other amount as the Seller may determine in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than $250,000) and, in the case of any Person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for 2004-A Certificates with a face amount of less than such amount for each such third party. Any attempted transfer in contravention of the immediately preceding restriction will be void abinitio and the purported transferor will continue to be treated as the owner of the 2004-A Certificates for all purposes. Neither the Seller nor the Owner Trustee shall be obligated to register the 2004-A Certificates under the Securities Act, qualify the 2004-A Certificates under the securities laws of any state or provide registration rights to any purchaser or holder thereof.

3.	Specified Support Arrangements.

With respect to the 2004-A Certificates, the Specified Support Arrangements consist of the 2004-A Certificate Cash Accumulation Reserve Fund.

4.	Allocation and Payment of Interest.

4.1	Payment of Interest.

4.1.1	Interest on the Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) of the 2004-A Certificates will be payable in arrears by the Trust. Interest will accrue from and including the 2004-A Certificate Closing Date, or from and including the most recent Monthly Distribution Date on which interest has been paid, to but excluding the current Monthly Distribution Date. Interest accrued as of any Monthly Distribution Date, but not paid on such Monthly Distribution Date, will be due on the next Monthly Distribution Date.

4.1.2	Interest on the 2004-A Certificates will accrue at a rate equal to One-Month LIBOR plus 0.25% per annum and will be payable on each Monthly Distribution Date, and will be calculated on the basis of the Actual/360 Day Count.

4.1.3	Notwithstanding the foregoing Sections 4.1.1 through 4.1.2, interest will be payable from, and only to the extent of, amounts paid by the Trust to the 2004-A Certificate Distribution Account with respect to the 2004-A Certificates pursuant to Section 4.5(c)(i)(Clause(3))(c) of the Trust Sale and Servicing Agreement.

5.	Allocations and Distributions in Respect of Certificate Balance.

5.1	General.

5.1.1	During the Revolving Period, until the commencement of either the Payment Period for the 2004-A Certificates or a Rapid Amortization Period for the 2004-A Certificates which is not an Early Amortization Period for the Trust, no distributions of Certificate Balance on the 2004-A Certificates shall be required or distributed and Available Trust Principal shall not be set aside for such purpose.

5.1.2	For the 2004-A Certificates, there shall be no Required Payments or Servicer Liquidity Advances as contemplated by Section 4.5(e) of the Trust Sale and Servicing Agreement, and the term “Priority Payment Amount” shall have no effect.

5.1.3	For purposes of Section 6.2(b)(iv) of the Trust Sale and Servicing Agreement, the period of time which begins upon the commencement of a Payment Period, Cash

Accumulation Period or Rapid Amortization Period for the 2004-A Certificates and which ends upon the Certificate Balance of the 2004-A Certificates being paid or provided for in full shall constitute a “Daily Remittance Period.”

5.1.4	During any period in which funds are being set aside or distributed in respect of the Certificate Balance of the 2004-A Certificates, no amount shall be set aside or distributed to the extent that it would cause the total amount so set aside or distributed to exceed the Certificate Balance of the 2004-A Certificates.

5.2	Deposits of Principal Collections.

5.2.1	During Payment Period. On each day during the Payment Period for the 2004-A Certificates until the Certificate Balance of the 2004-A Certificates have been distributed or provided for in full, after the Fully Funded Date for all outstanding series of Term Notes and Revolving Notes has occurred, the Servicer will instruct the Indenture Trustee to withdraw from the Collection Account and transfer to the Trust for deposit in the Certificate Distribution Account for the 2004-A Certificates the Certificate Allocation Percentage for the 2004-A Certificates of Available Trust Principal available to be allocated to the Certificates on such day pursuant to Section 4.5(d)(iii)(A) of the Trust Sale and Servicing Agreement.

5.2.2	During Cash Accumulation Period. On each day during the Cash Accumulation Period until the Certificate Balance of the 2004-A Certificates has been distributed or provided for in full, after the Fully Funded Date for all outstanding series of Term Notes and Revolving Notes has occurred, the Servicer will instruct the Indenture Trustee to withdraw from the Collection Account and deposit in the 2004-A Certificate Cash Accumulation Account the Certificate Allocation Percentage for the 2004-A Certificates of the Available Trust Principal available to be allocated to the Certificates on such day pursuant to Section 4.5(d)(iv)(C) of the Trust Sale and Servicing Agreement until the amount on deposit in the 2004-A Certificate Cash Accumulation Account equals the Certificate Balance of the 2004-A Certificates. The Trust will use amounts in the 2004-A Certificate Cash Accumulation Account only to make payments as provided in this Certificate Issuance Order.

5.2.3	During Rapid Amortization Period. Immediately upon the commencement of a Rapid Amortization Period for the 2004-A Certificates, the Indenture Trustee shall withdraw any amounts held in the 2004-A Certificate Cash Accumulation Account (other than Investment Proceeds thereon) and transfer such amounts to the Trust for deposit into the Certificate Distribution Account; and on each day during the Rapid Amortization Period for the 2004-A Certificates, after the Fully Funded Date for all outstanding series of Term Notes and Revolving Notes has occurred, the Certificate Allocation Percentage for the 2004-A Certificates of the Available Trust Principal available to be allocated to the Certificates on such day pursuant to Section 4.5(d)(iii)(A) or (iv)(C) of the Trust Sale and Servicing Agreement, as applicable, will be deposited in the Certificate Distribution Account with respect to the 2004-A Certificates. All amounts so allocated during a Rapid Amortization Period will be distributed to the Holders of the 2004-A Certificates on the related Monthly Distribution Date.

5.3	Distributions in Respect of Certificate Balance.

5.3.1	2004-A Certificate Targeted Final Distribution Date. On the 2004-A Certificate Targeted Final Distribution Date, unless a Rapid Amortization Period has earlier commenced, the Owner Trustee shall withdraw from the Certificate Distribution Account (and, if a Cash Accumulation Period is then in effect, the Indenture Trustee shall transfer all amounts on deposit in the 2004-A Certificate Cash Accumulation Account to the Certificate Distribution Account with respect to the 2004-A Certificates) and distribute to the Holders of the 2004-A Certificates the lesser of:

(a)	the Certificate Balance of the 2004-A Certificates and

(b)	the amount of funds available in the Certificate Distribution Account for that purpose on such Monthly Distribution Date.

5.3.2	Following the 2004-A Certificate Targeted Final Distribution Date. If the amount distributed to the Holders of the 2004-A Certificates on the 2004-A Certificate Targeted Final Distribution Date was less than the Certificate Balance of the 2004-A Certificates on the 2004-A Certificate Targeted Final Distribution Date and if a Rapid Amortization Period is not then in effect, then on each Monthly Distribution Date thereafter, the Servicer shall instruct the Owner Trustee to withdraw from the 2004-A Certificate Distribution Account for payment to the Holders of the 2004-A Certificates the funds deposited in the Certificate Distribution Account with respect to the 2004-A Certificates.

5.3.3	During Rapid Amortization Period. On each Monthly Distribution Date related to a Rapid Amortization Payment Date, the Owner Trustee (based on the Servicer’s Accounting for such Monthly Distribution Date) shall distribute to the Holders of the 2004-A Certificates the lesser of the amount of Available Principal Funds for such Monthly Distribution Date and the Certificate Balance of the 2004-A Certificates on the last day of the related Collection Period.

6.	Payment Period, Rapid Amortization Period and Cash Accumulation Period.

6.1	Payment Period.

6.1.1	Unless a Cash Accumulation Period or a Rapid Amortization Period for the 2004-A Certificates has commenced and is continuing, the Payment Period for the 2004-A Certificates will commence upon a date that is no earlier than January 1, 2007 and no later than April 1, 2007 (the “Latest Commencement Date”). On the Determination Date in December 2006 and on each Determination Date thereafter before the commencement of the Payment Period, the Servicer will determine the date, if any, on which the Payment Period shall commence prior to the Latest Commencement Date, by calculating the Required Payment Period Length. The Payment Period will commence with the first day of the Collection Period which follows the first Determination Date on which the Required Payment Period Length is equal to or greater than the number of full Collection Periods remaining between such Determination Date and the 2004-A Certificate Targeted Final Distribution Date.

The “Required Payment Period Length” as of a Determination Date, is calculated as follows (rounded up in all cases to the nearest whole integer):

Required Payment Period Length	=	Outstanding Certificate Balance
Recent Minimum Daily Trust Balance x Minimum Monthly Payment Rate

where, for purposes of this equation only:

“Outstanding Certificate Balance” is the Certificate Balance of all 2004-A Certificates and the Certificate Balance of all other Certificates with scheduled Payment Periods during the Payment Period for the 2004-A Certificates;

“Recent Minimum Daily Trust Balance” is the minimum expected Daily Trust Balance during the period between such Determination Date and April 30, 2007 as determined by the Servicer; and

“Minimum Monthly Payment Rate” is the minimum Monthly Payment Rate during the twelve Collection Periods preceding such Determination Date.

6.1.2	The Payment Period for the 2004-A Certificates will terminate upon the earliest of (1) the occurrence of a Cash Accumulation Event, (2) the Certificate Balance of the 2004-A Certificates is paid or provided for in full, and (3) the occurrence of a Rapid Amortization Event.

6.1.3	If the Payment Period for the 2004-A Certificates shall be terminated upon the occurrence of an Early Amortization Event described in clauses (i), (j) or (l) of Section 9.1 of the Trust Sale and Servicing Agreement and no other Early Amortization Event has occurred, such Payment Period shall be recommenced if the Seller elects to recommence the Revolving Period as described in Section 9.5(a) of the Trust Sale and Servicing Agreement. If the Payment Period for the 2004-A Certificates shall be terminated upon the commencement of the Wind Down Period prior to the Final Revolving Period Termination Date, such Payment Period shall be recommenced, if the Seller elects to recommence the Revolving Period as described in Section 9.5(b) of the Trust Sale and Servicing Agreement.

6.2	Rapid Amortization Period.

6.2.1	“Rapid Amortization Period” for the 2004-A Certificates will commence upon the occurrence of a Rapid Amortization Event and will end upon the earliest to occur of (i) the date on which the Certificate Balance of the 2004-A Certificates is paid in full and (ii) the Trust Termination Date.

6.2.2	“Rapid Amortization Event” for the 2004-A Certificates means any of the following events:

(a)	the occurrence of any of the Early Amortization Events set forth in Sections 9.1(a), (b) and (c) of the Trust Sale and Servicing Agreement,

(b)	either the Trust or the Seller becomes required to register as an “investment company” within the meaning of the Investment Company Act, and

(c)	on any Monthly Distribution Date, the balance in the 2004-A Certificate Cash Accumulation Reserve Fund is less than $38,750 (after giving effect to all withdrawals and additions on such Monthly Distribution Date).

6.3	Cash Accumulation Period.

6.3.1	A “Cash Accumulation Period” for the 2004-A Certificates will commence upon the occurrence of a Cash Accumulation Event and will terminate on the earliest to occur of:

(a)	the date on which the Certificate Balance of the 2004-A Certificates is paid in full,

(b)	the occurrence of a Rapid Amortization Event for the 2004-A Certificates,

(c)	the Trust Termination Date, and

(d)	the date on which, pursuant to Section 9.5(a) of the Trust Sale and Servicing Agreement, the Revolving Period recommences.

6.3.2	“Cash Accumulation Event” for the 2004-A Certificates means any of the following events:

(a)	any of the Early Amortization Events other than the Early Amortization Events specified in Sections 9.1(a), (b) and (c) of the Trust Sale and Servicing Agreement, and

(b)	the commencement of the Wind Down Period.

6.3.3	If a Cash Accumulation Period commences as a result of the occurrence of an Early Amortization Event described in clauses (i), (j) or (l) of Section 9.1 of the Trust Sale and Servicing Agreement and no other Early Amortization Event has occurred, such Cash Accumulation Period may be terminated, and the Revolving Period may be recommenced, if the Seller elects to recommence the Revolving Period as described in Section 9.5(a) of the Trust Sale and Servicing Agreement.

7.	Optional Purchase by the Servicer.

7.1	At any time from and after the time that:

(a)	the Daily Trust Balance is equal to or less than 10% of the highest sum, at any time since the Initial Closing Date, of the Daily Trust Balance plus the Cash Collateral Amount plus the total of all amounts on deposit in the Accumulation Accounts and Distribution Accounts; and

(b)	either no Term Notes are outstanding or the Wind Down Period is in effect,

the Servicer may, at its option, purchase from the Trust, as of the last day of any Collection Period, all remaining receivables and other assets then held by the Trust, at a price equal to the aggregate Administrative Purchase Payments for such receivables plus the appraised value of such other assets (which price will not be less than the outstanding principal balance and unpaid interest on all notes and Certificates). Such amount will be treated as Trust Principal Collections received during such Collection Period to the extent of the principal portion of the aggregate Administrative Purchase Payments so paid, with the remainder being Trust Interest Collections.

8.	2004-A Certificate Cash Accumulation Reserve Fund.

8.1	The Seller, for the benefit of the Holders of the 2004-A Certificates, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “2004-A Certificate Cash Accumulation Reserve Fund”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the 2004-A Certificates. The 2004-A Certificate Cash Accumulation Reserve Fund shall be a Designated Account.

8.2	On the 2004-A Certificate Closing Date, the Seller shall deposit the 2004-A Certificate Cash Accumulation Reserve Fund Initial Deposit into the 2004-A Certificate Cash Accumulation Reserve Fund. The Seller, in its sole discretion, may at any time make additional deposits into the 2004-A Certificate Cash Accumulation Reserve Fund. If the amounts on deposit in the 2004-A Certificate Cash Accumulation Reserve Fund on any Monthly Distribution Date (after giving effect to all deposits therein or withdrawals therefrom on such Monthly Distribution Date) exceed the 2004-A Certificate Cash Accumulation Reserve Fund Required Amount, the Servicer shall instruct the Indenture Trustee to distribute an amount equal to any such excess to the Seller.

8.3	Investment Proceeds of the 2004-A Certificate Cash Accumulation Reserve Fund shall constitute Shared Investment Proceeds.

9.	2004-A Certificate Cash Accumulation Account.

9.1	The Servicer, for the benefit of the Holders of the 2004-A Certificates, shall establish and maintain in the name of the Indenture Trustee an Eligible Deposit Account (the “2004-A Certificate Cash Accumulation Account”), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Holders of the 2004-A Certificates. The 2004-A Certificate Cash Accumulation Account shall be a Designated Account.

9.2	2004-A Certificate Cash Accumulation Account Earnings shall constitute Shared Investment Proceeds.

10.	Reserved.

11.	Pledge of the 2004-A Certificate Account Property.

In order to provide for timely payments in accordance with Section 4.5 of the Trust Sale and Servicing Agreement and the terms of the 2004-A Certificates, to assure the availability for the benefit of the 2004-A Certificateholders, of the amounts maintained in the 2004-A Certificate Cash Accumulation Reserve Fund, the 2004-A Certificate Cash Accumulation Account, and the 2004-A Certificate Distribution Account, and as security for the performance by the Seller of its obligations hereunder, the Seller on behalf of itself and its successors and assigns (with respect to the property described in clauses (a) and (b) below), and the Trust (with respect to the property described in clause (c) below), each hereby pledges to the Indenture Trustee and its successors and assigns, all its right, title and interest in and to:

(a)	the 2004-A Certificate Cash Accumulation Reserve Fund and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the 2004-A Certificate Cash Accumulation Reserve Fund (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise),

(b)	the 2004-A Certificate Cash Accumulation Reserve Fund Initial Deposit and all proceeds thereof, and

(c)	the 2004-A Certificate Cash Accumulation Account and all proceeds of the foregoing, including, without limitation, all other amounts and investments held from time to time in the 2004-A Certificate Cash Accumulation Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise),

(collectively, the “2004-A Certificate Account Property”), to have and to hold all the aforesaid property, rights and privileges unto the Indenture Trustee, its successors and assigns, in trust for the uses and purposes, and subject to the terms and provisions, set forth in this Certificate Issuance Order and in Section 4.6 of the Trust Sale and Servicing Agreement. The Indenture Trustee shall hold and distribute the 2004-A Certificate Account Property in accordance with the terms and provisions of the Trust Sale and Servicing Agreement. By its acknowledgment of this Certificate Issuance Order of the 2004-A Certificates, the Indenture Trustee acknowledges and accepts such trusts as are specified herein with respect to the 2004-A Certificate Account Property.

* * * *

The undersigned has read or has caused to be read the Trust Agreement, including the provisions of Section 3.3 and the definitions relating thereto, and the resolutions adopted by the Board of Directors referred to above. Based on such examination, the undersigned has, in the undersigned’s opinion, made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether all conditions precedent set forth in the Trust Agreement and the other Basic Documents relating to the establishment of the form and terms of a class of Certificates under the Trust Agreement have been complied with. In the opinion of the undersigned, all such conditions precedent have been complied with in respect of the 2004-A Certificates.

* * * *

IN WITNESS WHEREOF, the undersigned has hereunto executed this Certificate Issuance Order as of the May 19, 2004.

WHOLESALE AUTO RECEIVABLES CORPORATION

By:	/s/ C. Proctor
Name:	C. Proctor
Title:	Senior Project Manager - Securitization

Acknowledged and Accepted:

THE BANK OF NEW YORK, not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Jonathan Farber
Name:	Jonathan Farber
Title:	Assistant Treasurer

CHASE MANHATTAN BANK USA, not in its individual capacity, but solely as Owner Trustee

By:	/s/ John J. Cashin
Name:	John J. Cashin
Title:	Vice President

EXECUTION COPY

APPENDIX 1

to

CERTIFICATE ISSUANCE ORDER

FOR THE 2004-A CERTIFICATES

Definitions.

1.	Reference to General Rule.

Capitalized terms used herein and not defined shall have the meanings assigned to such terms in the Trust Agreement and in Appendix A to the Trust Sale and Servicing Agreement dated as of May 19, 2004 among General Motors Acceptance Corporation, as Servicer, Wholesale Auto Receivables Corporation, as Seller, and Superior Wholesale Inventory Financing Trust IX, as Issuer. All references herein to “the Certificate Issuance Order” are to the Certificate Issuance Order with respect to the 2004-A Certificates, dated May 19, 2004.

2.	Definitions Specific to the 2004-A Certificates.

The following terms are defined with respect to the 2004-A Certificates only, are not defined in Appendix A to the Trust Sale and Servicing Agreement and, when used in the Basic Documents, shall have the defined meanings set forth below:

2004-A Certificate Closing Date: May 19, 2004.

2004-A Certificate Rate: The interest rate specified in Section 4.1 of the Certificate Issuance Order.

2004-A Certificateholders’ Interest: For any Monthly Distribution Date, the sum of:

(a)	the product of

(1)	the Certificate Balance (without reduction for any unreimbursed Trust Charge-Offs) of the 2004-A Certificates on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the Certificate Balance on the 2004-A Certificate Closing Date),

(2)	the 2004-A Certificate Rate for the related Monthly Distribution Date, and

(3)	a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the 2004-A Certificate Closing Date) to but excluding such Monthly Distribution Date and the denominator of which is 360, and

(b)	the excess of the 2004-A Certificateholders’ Interest for the prior Monthly Distribution Date over the amount of funds that were deposited in the Certificate Distribution Account on the preceding Monthly Distribution Date.

2004-A Certificate Stated Final Distribution Date: The Monthly Distribution Date in May 2009.

2004-A Certificate Targeted Final Distribution Date: The Monthly Distribution Date in May 2007.

3.	Specification for 2004-A Certificates of Terms Defined in Appendix A to the Trust Sale and Servicing Agreement.

The following terms, when used in the Trust Agreement, the Trust Sale and Servicing Agreement and/or other Basic Documents, with respect to the 2004-A Certificates, shall have the meanings set forth below (and, if used in the Certificate Issuance Order, shall be used with respect to the 2004-A Certificates only, except where expressly indicated otherwise):

2004-A Certificate Cash Accumulation Account: The account established as provided in Section 9.1 of the Certificate Issuance Order.

2004-A Certificate Cash Accumulation Account Earnings: On a Monthly Distribution Date, the investment earnings during the related Collection Period on funds deposited in the 2004-A Certificate Cash Accumulation Account, net of losses and investment expenses with respect to such funds.

2004-A Certificate Cash Accumulation Reserve Fund: The account established as provided in Section 8.1 of the Certificate Issuance Order.

2004-A Certificate Cash Accumulation Reserve Fund Deposit Amount: For a Monthly Distribution Date, the excess, if any, of the 2004-A Certificate Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the 2004-A Certificate Cash Accumulation Reserve Fund.

2004-A Certificate Cash Accumulation Reserve Fund Initial Deposit: $ 1,336,000.

2004-A Certificate Cash Accumulation Reserve Fund Release Amount: On a Monthly Distribution Date, the 2004-A Certificate Cash Accumulation Reserve Fund Release Amount shall never be less than zero and shall always equal zero except during a Cash Accumulation Period or a Rapid Amortization Period when it shall equal an amount calculated as follows:

2004-A Certificate Cash Accumulation Reserve Fund Release Amount	= (CAB x Applicable Rate x	Actual Days	)	- Interest Earned
360

where, for purposes of this equation only:

“Actual Days” is the actual numbers of days elapsed from and including the prior Monthly Distribution Date (or, in the case of the first Monthly Distribution Date for which a release amount is calculated, from and including the date a Cash Accumulation Event occurs) to but excluding such Monthly Distribution Date.

“Applicable Rate” means the 2004-A Certificate Rate.

“CAB” is the sum of (a) the daily average balance in the 2004-A Certificate Cash Accumulation Account and (b) the daily average balance in the Certificate Distribution Account with respect to the 2004-A Certificates prior to any deposits or withdrawals in respect of Certificate Balance into or from either of such accounts on such Monthly Distribution Date; provided that earnings on such accounts during the related Collection Period will be excluded from such balances.

“Interest Earned” is the sum of the 2004-A Certificate Cash Accumulation Account Earnings and the portion of the earnings with respect to the Certificate Distribution Account allocable to funds therein for the benefit of the 2004-A Certificates during the related Collection Period.

2004-A Certificate Cash Accumulation Reserve Fund Required Amount: With respect to any Determination Date, the sum of (1) the present value, discounted at 1.10% per annum, of the Monthly Certificates Mismatch Amounts for each Monthly Distribution Date following the Monthly Distribution Date for which such calculation is being made to and including the Monthly Distribution Date preceding the 2004-A Certificate Targeted Final Distribution Date, and (2) $38,750.

2004-A Certificate Stated Final Distribution Date: The Monthly Distribution Date in May 2009.

2004-A Certificate Targeted Final Distribution Date: The Monthly Distribution Date in May 2007.

Actual/360 Day Count: For the computation of accrued interest, means using the actual number of days elapsed during the period from and including the preceding Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, from and including the 2004-A Certificate Closing Date), to but excluding the current Monthly Distribution Date, and a year of 360 days.

Cash Accumulation Event: Any of the events set forth as such in Section 6.3.2 of the Certificate Issuance Order.

Cash Accumulation Period: A period described as such in Section 6.3.1 of the Certificate Issuance Order.

Certificateholders’ Interest: With respect to any Monthly Distribution Date, the sum of:

(a)	interest on the Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) of the 2004-A Certificates on the last day of the related Collection Period (or, in the case of the initial Monthly Distribution Date, the Certificate Balance on the 2004-A Certificate Closing Date), at the 2004-A Certificate Rate for such Monthly Distribution Date, computed on the basis of the Actual/360 Day Count, and

(b)	the excess of the Certificateholders’ Interest for the preceding Monthly Distribution Date over the amount that was actually deposited in the Certificate Distribution Account on the preceding Monthly Distribution Date for the payment of interest on the 2004-A Certificates.

Daily Remittance Period: Has the meaning set forth in Section 5.1.3 of the Certificate Issuance Order.

Fully Funded Date: The day on which:

(a) the sum of the amount on deposit in the 2004-A Certificate Cash Accumulation Account and in the Certificate Distribution Account for the Certificate Balance of the 2004-A Certificates equals the Certificate Balance of the 2004-A Certificates, or

(b) the 2004-A Certificates have been paid in full.

Monthly Certificates Mismatch Amount: For a Monthly Distribution Date is calculated as follows:

Monthly Certificates Mismatch	= Adjusted Certificate	Certificate Mismatch Rate
Amount	Balance x	12

where, for purposes of this equation only:

“Adjusted Certificate Balance” is the Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) of the 2004-A Certificates on the Monthly Distribution Date on which the 2004-A Certificate Cash Accumulation Reserve Fund Required Amount is being calculated after distribution with respect to Certificate Balance on that Monthly Distribution Date, and

“Certificates Mismatch Rate” is 0.375%.

One-Month LIBOR: means, with respect to each Monthly Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Moneyline Telerate Service Page 3750 as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date immediately preceding such Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date, two LIBOR Business Days prior to the 2004-A Certificate Closing Date). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), the rate will be the Reference Bank Rate.

The “Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the Seller) as of 11:00 a.m., London time, on the day that is two LIBOR Business Days prior to the immediately preceding Monthly Distribution Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Certificate Balance of the 2004-A Certificates. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for a period of three months in amounts approximately equal to the Certificate Balance of the 2004-A Certificates. If no such quotation can be obtained, the rate will be One-Month LIBOR for the prior Monthly Distribution Date.

Payment Period: The period described as such in Section 6.1 of the Certificate Issuance Order.

Rapid Amortization Event: Any of the events set forth as such in Section 6.2.2 of the Certificate Issuance Order.

Rapid Amortization Payment Date: Each Monthly Distribution Date, commencing with the Monthly Distribution Date related to the first full calendar month following the commencement of the Rapid Amortization Period and continuing until the earlier of the date that the Certificate Balance of the 2004-A Certificates is distributed in full or the Trust Termination Date.

Rapid Amortization Period: The period described as such in Section 6.2.1 of the Certificate Issuance Order.

Required Payment Period Length: With respect to the Payment Period, the period of time described in Sections 6.1.1 and 6.1.2 of the Certificate Issuance Order.

EXECUTION COPY

EXHIBIT A

[FORM OF CLASS 2004-A CERTIFICATE]

NUMBER	$
R	CUSIP NO.

SEE REVERSE FOR CERTAIN DEFINITIONS

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR DISTRIBUTION, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY DISTRIBUTION IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE IN THE UNITED STATES OF AMERICA OR ANY FOREIGN SECURITIES LAWS. BY ITS ACCEPTANCE OF THIS CERTIFICATE (OR INTEREST HEREIN) THE HOLDER (OR OWNER) OF THIS CERTIFICATE (OR SUCH INTEREST) IS DEEMED TO REPRESENT TO WHOLESALE AUTO RECEIVABLES CORPORATION OR ITS ASSIGNEE OR SUCCESSOR (THE “SELLER”) AND THE OWNER TRUSTEE THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT AND IS ACQUIRING THIS CERTIFICATE (OR INTEREST HEREIN) FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS). NEITHER THE SELLER NOR THE OWNER TRUSTEE SHALL BE OBLIGATED TO REGISTER THE CERTIFICATES UNDER THE SECURITIES ACT, QUALIFY THE CERTIFICATES UNDER THE SECURITIES LAWS OF ANY STATE OR PROVIDE REGISTRATION RIGHTS TO ANY PURCHASER OR HOLDER THEREOF.

NO SALE, PLEDGE OR OTHER TRANSFER OF THIS CERTIFICATE (OR INTEREST HEREIN) MAY BE MADE BY ANY PERSON UNLESS EITHER (i) SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO THE SELLER, (ii) SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, SUCH SALE, PLEDGE OR OTHER TRANSFER IS MADE TO A PERSON WHOM THE TRANSFEROR REASONABLY BELIEVES AFTER DUE INQUIRY IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A), ACTING FOR ITS OWN ACCOUNT (AND NOT FOR THE ACCOUNT OF OTHERS) OR AS A FIDUCIARY OR AGENT FOR OTHERS (WHICH OTHERS ALSO ARE QUALIFIED INSTITUTIONAL BUYERS) TO WHOM NOTICE IS GIVEN THAT THE SALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (iii) SUCH SALE, PLEDGE OR OTHER TRANSFER IS OTHERWISE MADE IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN WHICH CASE (A) THE OWNER TRUSTEE SHALL REQUIRE THAT BOTH THE PROSPECTIVE TRANSFEROR AND THE PROSPECTIVE TRANSFEREE CERTIFY TO THE OWNER TRUSTEE AND THE SELLER IN WRITING THE FACTS SURROUNDING SUCH TRANSFER, WHICH CERTIFICATION SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE OWNER TRUSTEE AND THE SELLER, AND (B) THE OWNER TRUSTEE SHALL REQUIRE A WRITTEN OPINION OF COUNSEL (WHICH SHALL NOT BE AT THE EXPENSE OF THE SELLER OR THE OWNER TRUSTEE) SATISFACTORY TO THE SELLER AND THE OWNER TRUSTEE TO THE EFFECT THAT SUCH TRANSFER WILL NOT VIOLATE THE SECURITIES ACT. NO SALE, PLEDGE OR OTHER TRANSFER MAY BE MADE TO ANY ONE PERSON FOR CERTIFICATES WITH A FACE AMOUNT OF LESS THAN $2,500,000 (OR SUCH OTHER AMOUNT AS THE SELLER MAY DETERMINE IN ORDER TO PREVENT THE TRUST FROM BEING TREATED AS A “PUBLICLY TRADED PARTNERSHIP” UNDER SECTION 7704 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), BUT IN NO EVENT LESS THAN $250,000) AND, IN THE CASE OF ANY PERSON ACTING ON BEHALF OF ONE OR MORE THIRD PARTIES (OTHER THAN A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE SECURITIES ACT) ACTING IN ITS FIDUCIARY CAPACITY), FOR CERTIFICATES WITH A FACE AMOUNT OF LESS THAN SUCH AMOUNT FOR EACH SUCH THIRD PARTY. ANY ATTEMPTED TRANSFER IN CONTRAVENTION OF THE IMMEDIATELY PRECEDING RESTRICTION WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEROR WILL CONTINUE TO BE TREATED AS THE OWNER OF THE 2004-A CERTIFICATES FOR ALL PURPOSES.

THIS CERTIFICATE (OR AN INTEREST HEREIN) MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF (i) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS

AMENDED (“ERISA”)), THAT IS SUBJECT TO THE PROVISIONS OF TITLE I OF ERISA, (ii) A PLAN DESCRIBED IN SECTION 4975(e)(1) OF THE CODE, OR (iii) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT BY AN EMPLOYEE BENEFIT PLAN OR PLAN IN SUCH ENTITY. BY ACCEPTING AND HOLDING THIS CERTIFICATE (OR AN INTEREST HEREIN), THE HOLDER HEREOF AND ANY RELATED CERTIFICATE OWNER SHALL EACH BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT IT IS NOT A BENEFIT PLAN AND, IF REQUESTED TO DO SO BY THE SELLER, SUCH PERSON SHALL EXECUTE AND DELIVER TO THE OWNER TRUSTEE AN UNDERTAKING LETTER TO SUCH EFFECT IN THE FORM SPECIFIED IN THE TRUST AGREEMENT.

EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER, BY ACCEPTING THIS CERTIFICATE (OR INTEREST HEREIN), (i) EXPRESSES ITS INTENTION THAT THE 2004-A CERTIFICATES WILL QUALIFY UNDER APPLICABLE TAX LAW AS PARTNERSHIP INTERESTS IN A PARTNERSHIP, WITH THE ASSETS OF THE PARTNERSHIP BEING THE ASSETS HELD BY THE TRUST, AND (ii) UNLESS OTHERWISE REQUIRED BY APPROPRIATE TAXING AUTHORITIES, AGREES TO TREAT THE 2004-A CERTIFICATES AS INTERESTS IN SUCH A PARTNERSHIP FOR PURPOSES OF FEDERAL INCOME, STATE AND LOCAL INCOME AND FRANCHISE TAXES, MICHIGAN SINGLE BUSINESS TAX AND ANY OTHER TAXES IMPOSED UPON, MEASURED BY OR BASED UPON GROSS OR NET INCOME.

EACH CERTIFICATEHOLDER OR CERTIFICATE OWNER, BY ITS ACCEPTANCE OF THIS CERTIFICATE (OR INTEREST HEREIN), COVENANTS AND AGREES THAT SUCH CERTIFICATEHOLDER OR CERTIFICATE OWNER, AS THE CASE MAY BE, SHALL NOT, PRIOR TO THE DATE WHICH IS ONE YEAR AND ONE DAY AFTER THE TERMINATION OF THE TRUST AGREEMENT, ACQUIESCE, PETITION OR OTHERWISE INVOKE OR CAUSE THE SELLER TO INVOKE THE PROCESS OF ANY COURT OR GOVERNMENTAL AUTHORITY FOR THE PURPOSE OF COMMENCING OR SUSTAINING A CASE AGAINST THE SELLER UNDER ANY FEDERAL OR STATE BANKRUPTCY, INSOLVENCY, REORGANIZATION OR SIMILAR LAW OR APPOINTING A RECEIVER, LIQUIDATOR, ASSIGNEE, TRUSTEE, CUSTODIAN, SEQUESTRATOR OR OTHER SIMILAR OFFICIAL OF THE SELLER OR ANY SUBSTANTIAL PART OF ITS PROPERTY, OR ORDERING THE WINDING-UP OR LIQUIDATION OF THE AFFAIRS OF THE SELLER.

Superior Wholesale Inventory Financing Trust IX

FLOATING RATE ASSET BACKED CERTIFICATES, CLASS 2004-A

evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of wholesale receivables generated from time to time in a portfolio of revolving financing arrangements with dealers to finance automobile and other vehicle inventories and collections thereon and certain other property.

(This Certificate does not represent an interest in or obligation of Wholesale Auto Receivables Corporation, General Motors Acceptance Corporation, General Motors Corporation, the Owner Trustee or any of their respective affiliates, except to the extent described in the Basic Documents.)

THIS CERTIFIES THAT                      is the registered owner of a nonassessable, fully-paid, fractional undivided interest in Superior Wholesale Inventory Financing Trust IX (the “Trust”) formed by Wholesale Auto Receivables Corporation, a Delaware corporation.

The Trust was created pursuant to a Trust Agreement, dated as of May 19, 2004 (as amended and supplemented from time to time, the “Trust Agreement”), between the Seller and Chase Manhattan Bank USA, National Association, as owner trustee (the “Owner Trustee”), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Trust Agreement.

This Certificate is one of the duly authorized Certificates designated as “Floating Rate Asset Backed Certificates, Class 2004-A” (the “Certificates”). This Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, the terms of which are incorporated herein by reference and made a part hereof, to which Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such holder is bound.

Under the Trust Agreement, there shall be distributed on the 15th day of each month or, if such 15th day is not a Business Day, the next succeeding Business Day, commencing on June 15, 2004 (each, a “Monthly Distribution Date”), to the person in whose name this Certificate is registered on the related Record Date (as defined below), interest accrued hereon to the extent of funds available therefor and such Certificateholder’s fractional undivided interest in the amount of distributions in respect of Certificate Balance to be distributed to Certificateholders on such Monthly Distribution Date. Interest shall accrue on this Certificate at the applicable Certificate Rate (as set forth on the reverse hereof) on the Certificate Balance represented by this Certificate (without reduction for any unreimbursed Trust Charge-Offs), and interest accrued hereon as of any Monthly Distribution Date but not distributed on such Monthly Distribution Date shall be due on the next Monthly Distribution Date. No distributions of Certificate Balance shall be made on any Certificate until all Notes have been paid (or provided for) in full. The entire unpaid Certificate Balance on this Certificate shall be due and payable on the Monthly Distribution Date in May 2009 (the “Stated Final Distribution Date”). However, the actual distribution in full of the Certificate could occur sooner or later than such date. [The “Record Date,” with respect to any Monthly Distribution Date, means the last day of the preceding Collection Period.]

The distributions in respect of Certificate Balance and interest on this Certificate are payable in such coin or currency of the United States of America as at the time of distribution is legal tender for payment of public and private debts. All distributions made by the Trust with respect to this Certificate shall be applied first to interest due and payable on this Certificate as provided above and then to the unpaid distributions in respect of Certificate Balance of this Certificate.

The Holder of this Certificate acknowledges and agrees that its rights to receive distributions in respect of this Certificate are subordinated to the rights of the Noteholders as and to the extent described in the Trust Sale and Servicing Agreement and the Indenture.

Each Certificateholder or Certificate Owner, by its acceptance of a Certificate (or interest therein), covenants and agrees that such Certificateholder or Certificate Owner, as the case may be, shall not, prior to the date which is one year and one day after the termination of the Trust Agreement, acquiesce, petition or otherwise invoke or cause the Seller to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Seller under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Seller or any substantial part of its property, or ordering the winding-up or liquidation of the affairs of the Seller. By its acceptance of this Certificate, the Seller agrees that it shall not be deemed to have approved the commencement of a voluntary proceeding in bankruptcy relating to the Trust for purposes of Section 4.3 of the Trust Agreement unless such commencement was approved by the affirmative vote of all of the members of the Seller’s board of directors.

Distributions on this Certificate shall be made as provided in the Trust Agreement without the presentation or surrender of this Certificate or the making of any notation hereon, to each Certificateholder of record on the immediately preceding Record Date either by wire transfer, in immediately available funds, to the account of such Holder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided to the Certificate Registrar appropriate written instructions at least five Business Days prior to such Record Date, or, if not, by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register. Except as otherwise provided in the Trust Agreement and notwithstanding the above, the final distribution on this Certificate shall be made after due notice by the Owner Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office maintained for such purpose by the Owner Trustee in the City of New York.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Owner Trustee by manual signature, this Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Trust Sale and Servicing Agreement or be valid for any purpose.

THIS CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Trust and not in its individual capacity, has caused this Certificate to be duly executed.

Dated: May 19, 2004

SUPERIOR WHOLESALE INVENTORY FINANCING TRUST IX

By:	Chase Manhattan Bank USA, National Association, not in its individual capacity but solely as Owner Trustee
By:
Name:
Title:

OWNER TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Certificates referred to in the within-mentioned Trust Agreement.

CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee	OR	CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely as Owner Trustee by JPMorgan Chase Bank, as Authentication Agent

By:		By:
Name:		Name:
Title:		Title:

REVERSE OF CERTIFICATE

The Certificates do not represent an obligation of, or an interest in, the Seller, the Servicer, General Motors Corporation, the Indenture Trustee, the Owner Trustee or any affiliates of any of them and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein or in the Trust Agreement or the Basic Documents. In addition, this Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections and recoveries with respect to the Receivables held by the Trust (and certain other amounts), all as more specifically set forth herein, in the Trust Agreement and the Trust Sale and Servicing Agreement. A copy of each of the Trust Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any Certificateholder upon written request.

The Trust Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Seller and the rights of the Certificateholders under the Trust Agreement at any time by the Seller and the Owner Trustee with the consent of the Noteholders whose Notes evidence not less than a majority of the Outstanding Amount of the Notes as of the close of business on the preceding Monthly Distribution Date and the consent of Certificateholders whose Certificates evidence not less than a majority of the Voting Interests as of the close of business on the preceding Monthly Distribution Date. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and on all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Trust Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates or the Notes.

The term “Certificate Rate” as used in this Certificate means, with respect to any Monthly Distribution Date, One-Month LIBOR plus 0.25%.

As provided in the Trust Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registerable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies of the Certificate Registrar maintained by the Owner Trustee in the City of New York, accompanied by (i) a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder’s attorney duly authorized in writing, (ii) any certificate and/or Opinion of Counsel required by Section 9.12(b) of the Trust Agreement, and (iii) if requested by the Seller, the Undertaking Letter required by Section 9.12(a) of the Trust Agreement, and thereupon one or more new Certificates of the same class of authorized denominations evidencing the same aggregate interest in the Trust shall be issued to the designated transferee.

The initial Certificate Registrar appointed under the Trust Agreement is JPMorgan Chase Bank.

The Certificates (other than those issued to the Seller or its affiliates) are issuable only as registered Certificates without coupons in denominations of $2,500,000 or greater (or such other amount as the Seller may determine in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than $250,000). As provided in the Trust Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same class of authorized denominations evidencing the same aggregate denomination, as requested by the Holder surrendering the same; provided, however, that no Certificate (other than those issued to the Seller or its affiliates) may be subdivided upon transfer or exchange in a manner such that the resulting Certificate if it had been sold in the original offering would have had an initial offering price of less than $2,500,000 (or such other amount as the Seller may determine in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the Code, but in no event less than $250,000). No service charge shall be made for any such registration of transfer or exchange, but the Owner Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge payable in connection therewith.

The Owner Trustee, the Certificate Registrar and any agent of the Owner Trustee or the Certificate Registrar may treat the person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Owner Trustee, the Certificate Registrar or any such agent shall be affected by any notice to the contrary.

The obligations and responsibilities created by the Trust Agreement and the Trust created thereby shall terminate upon the distribution to Certificateholders of all amounts required to be paid to them pursuant to the Trust Agreement and the Trust Sale and Servicing Agreement and the disposition of all property held as part of the Trust.

CERTIFICATE OF TRANSFER

FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY

OR OTHER IDENTIFYING NUMBER

OF ASSIGNEE

(Please print or type name and address, including postal zip code, of assignee)

the within Certificate, and all rights thereunder, hereby irrevocably constituting and appointing                                                                                                                        Attorney to transfer said Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.

In connection with any sale, pledge or transfer of this Certificate the undersigned hereby represents to the Owner Trustee and the Seller that such sale, pledge or transfer is being made to a person whom the undersigned reasonably believes after due inquiry is a “qualified institutional buyer” (as defined in Rule 144A under the United States Securities Act of 1933, as amended) acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are qualified institutional buyers) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A.

If such sale, pledge or other transfer is being made pursuant to (a) above, the undersigned acknowledges that such institutional investor must execute a certificate substantially in the form specified in the Trust Agreement.

Dated:		*

	Signature Guaranteed:	*

*	NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.

EXHIBIT B

[FORM OF DEPOSITORY AGREEMENT]

EXHIBIT C

INVESTOR LETTER

Wholesale Auto Receivables Corporation

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Chase Manhattan Bank USA, National Association

c/o JPMorgan Chase

500 Stanton Christiana Road, 3rd Floor/OPS4

Newark, DE 19713

Attention: Institutional Trust Services

Ladies and Gentlemen:

In connection with our proposed purchase of a one or more Floating Rate Asset-Backed Certificates, Class 2004-A (the “Certificates”), representing a fractional undivided interest in the Superior Wholesale Inventory Financing Trust IX, issued under a trust agreement, to be dated as of May 19, 2004 (the “Trust Agreement”), between Wholesale Auto Receivables Corporation, a Delaware corporation (the “Seller”) and Chase Manhattan Bank USA, National Association, as owner trustee, acting thereunder not in its individual capacity but solely as owner trustee of the Trust (the “Owner Trustee”), we confirm that:

1. We understand that the Certificate has not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any jurisdiction and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that such Certificates (or an interest therein) may be resold, pledged or transferred only (i) to the Seller, (ii) so long as such Certificates are eligible for resale pursuant to Rule 144A under the Securities Act (“Rule 144A”), to a person whom the transferor reasonably believes after due inquiry to be a “qualified institutional buyer” as defined in Rule 144A acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”) to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (iii) in a sale, pledge or other transfer made in a transaction otherwise exempt from the registration requirements of the Securities Act, in which case (A) the Owner Trustee shall require that both the prospective transferor and the prospective transferee certify to the Owner Trustee and the Seller in writing the facts surrounding such transfer, which certification shall be in form and substance satisfactory to the Owner Trustee and the Seller, and (B) the Owner Trustee shall require a written opinion of counsel (which will not be at the expense of the Seller or the Owner Trustee) satisfactory to the Seller and the Owner Trustee to the effect that such transfer will not violate the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. We will notify any purchaser of the Certificates (or an interest therein) from us of the above resale restrictions, if then applicable. We further understand that in connection with any transfer of the Certificates (or interest therein) by us that the Seller and the Owner Trustee may request, and if so requested we will furnish, such certification and other information as they may reasonably require to confirm that any such transfer complies with the foregoing restrictions. We understand that no sale, pledge or other transfer may be made to any one person for Certificates (or an interest therein) with a face amount of less than $2,500,000 (or such other amount as the Seller may determine in order to prevent the Trust from being treated as a “publicly traded partnership” under Section 7704 of the United States Internal Revenue Code of 1986, as amended, but in no event less than $250,000) and, in the case of any person acting on behalf of one or more third parties (other than a bank (as defined in Section 3(a)(2) of the Securities Act) acting in its fiduciary capacity), for Certificates with a face amount of less than such amount for each such third party. Any attempted transfer will be void ab initio and the purported transferor will continue to be treated as the owner of the Certificates for all purposes. We understand that no sale, pledge or other transfer of the Certificates may be made to (i) an “employee benefit plan” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to the provisions of Title I of ERISA, (ii) a plan described in Section 4975(e)(1) of the Code or (iii) any entity whose underlying assets include plan assets by reason of investment by an employee benefit plan or plan in such entity.

2. We are a “qualified institutional buyer” as defined under Rule 144A under the Securities Act and are acquiring the Certificates (or an interest therein) for our own account (and not for the account of others) or as a fiduciary or agent for others (which others also are “qualified institutional buyers”). We are familiar with Rule 144A under the Securities Act and are aware that the transferor of the Certificates (or an interest therein) and other parties intend to rely on the statements made herein and the exemption from the registration requirements of the Securities Act provided by Rule 144A. We are aware that we (or any account for which we are purchasing) may be required to bear the economic risk of an investment in the Certificate until such time as the trust terminates, and that we (or such account) are able to bear such risk for such period.

3. You are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:

Date: